                                                                               .
                                                                               .
                                                                               .

                                                                    Exhibit 21.1
                                                                    ------------

The following is a list of subsidiaries of RPM, Inc.(1) as of June 6, 2002.

                                                                        Jurisdiction of
Name                                                                    Incorporation
----                                                                    -------------

American Emulsions Co., Inc.                                            Georgia
         Select Dye & Chemical, Inc.                                    Georgia
Bondex International, Inc.                                              Ohio
Bondo Corporation                                                       Ohio
Carboline Company                                                       Delaware
         Carboline International Corporation(2)                         Delaware
                  Carboline Dubai Corporation                           Missouri
                  StonCor Africa (Pty.) Ltd.                            South Africa
                           Chemrite Equipment Systems
                           (Pty.) Ltd.                                  South Africa
                           StonCor Namibia (Pty.) Ltd.                  South Africa
Chemical Coatings, Inc.                                                 North Carolina
Chemical Specialties Manufacturing Corporation                          Maryland
Consolidated Coatings Corporation.(3)                                   Ohio
DAP Products Inc.(4)                                                    Delaware
Day-Glo Color Corp.                                                     Ohio
Dryvit Holdings, Inc.                                                   Delaware
         Dryvit Systems, Inc.(5)                                        Rhode Island
                  Dryvit Systems New Zealand Limited                    New Zealand
                  Dryvit Systems USA (Europe) sp z.oo.                  Poland
                  Dryvit Wall Systems (Suzhou) Co. Ltd.                 China
                  Ultra-Tex Surfaces, Inc.                              California
Fibergrate Composite Structures Incorporated                            Delaware
         Fibergrate B.V.                                                Netherlands
First Colonial Insurance Company, Inc.                                  Vermont
Guardian Products, Inc.                                                 Delaware
Kop-Coat, Inc.                                                          Ohio
         K-C Divestiture Corp.                                          New York
         Kop-Coat New Zealand Limited                                   New Zealand
                  Agpro (N.Z.) Limited                                  New Zealand
Mohawk Finishing Products, Inc.                                         New York
Republic Powdered Metals, Inc.(6)                                       Ohio
RPM Asia Pte. Ltd.                                                      Singapore
         Alumanation (M) Sdn. Bhd.                                      Malaysia
         Espan Corporation Pte. Ltd.                                    Singapore
         RPM China Pte. Ltd.                                            Singapore
                  Magnagro Industries Pte. Ltd.(7)                      Singapore
                           Dryvit Wall Systems (Suzhou)
                             Co. Ltd.                                   China


RPM Enterprises, Inc.                                                   Delaware
RPM of Mass, Inc.                                                       Massachusetts
         Haartz-Mason, Inc.                                             Massachusetts
         Westfield Coatings Corporation                                 Massachusetts
RPM Wood Finishes Group, Inc.(8)                                        Nevada
RPM World Trade, Ltd.                                                   Virgin Islands
Rust-Oleum Corporation(9)                                               Illinois
         ROC Sales, Inc.(10)                                            Illinois
         Rust-Oleum International Corporation                           Delaware
         Rust-Oleum Japan Corporation                                   Japan
         Rust-Oleum Sales Company, Inc.(11)                             Ohio
StonCor Group, Inc.(12)                                                 Delaware
         Parklin Management Group, Inc.(13)                             New Jersey
         Stonhard Agencia en Chile                                      Chile
         Stonhard South America Ltda.                                   Brazil
TCI, Inc.                                                               Georgia
The Euclid Chemical Company(14)                                         Ohio
         Euclid Chemical International Sales Corp.(15)                  Ohio
         Grandcourt N.V.(16)                                            Netherlands Antilles
         Redwood Transport, Inc.(17)                                    Ohio
The Flecto Company, Inc.(18)                                            California
The Testor Corporation(19)                                              Ohio
Tremco Incorporated(20)                                                 Ohio
         Paramount Technical Products, Inc.                             South Dakota
         Tremco A.B.                                                    Sweden
         Tremco Asia Pacific Pty. Limited                               Australia
                  PABCO Products Pty. Limited                           Australia
                  Tremco Pty. Limited                                   Australia
         Tremco Asia Pte. Ltd.                                          Singapore
         Tremco GmbH                                                    Germany
         Weatherproofing Technologies, Inc.(21)                         Delaware
Zinsser Co., Inc.(22)                                                   New Jersey
         Mantrose-Haeuser Co., Inc.                                     Massachusetts
         Modern Masters Inc.                                            California
         Thibaut Inc.                                                   New York

------------------------------

(1) RPM, Inc. owns 100% of the outstanding voting Common Stock of RPM Funding Corporation, a Delaware corporation. The remaining outstanding shares of RPM Funding Corporation are held as follows: 100% of the outstanding Series A Preferred Stock (non-voting) by Consolidated Coatings Corporation; 100% of the outstanding Series B Preferred Stock (non-voting) by DAP Products Inc.; 100% of the outstanding Series C Preferred Stock (non-voting) by The Euclid Chemical Company; 100% of the outstanding Series D Preferred Stock (non-voting) by Republic Powdered Metals, Inc.; 100% of the outstanding Series E Preferred Stock (non-voting) by Rust-Oleum Corporation; 100% of the outstanding Series F Preferred Stock (non-voting) by The Testor Corporation; 100% of the outstanding Series G Preferred Stock (non-voting) by Tremco Incorporated; 100% of the outstanding Series H Preferred Stock (non-voting) by

Weatherproofing Technologies, Inc.; and 100% of the Series I Preferred Stock (non-voting) by Zinsser Co., Inc.

RPM, Inc. owns 33.67% of the outstanding shares of RPM Holdco Corp., a Delaware corporation. The remaining outstanding shares of RPM Holdco Corp. are held by Dryvit Systems, Inc., The Euclid Chemical Company, RPM Wood Finishes Group, Inc., StonCor Group, Inc. and Tremco Incorporated.

RPM Holdco Corp. owns 100% of the outstanding shares of RPM Canada Company, a Canadian unlimited liability company.

RPM Canada Company owns 100% of the outstanding shares of RPM Canada Investment Company, a Canadian unlimited liability company.

RPM Canada Company is a 99% partner in RPM Canada, a General Partnership, an Ontario partnership. RPM Canada Investment Company is a 1% partner in RPM Canada, a General Partnership.

RPM Canada Company owns 21% of the outstanding shares of Harry A. Crossland Investments, Ltd., a Nevada corporation. The remaining 79% of the outstanding shares of Harry A. Crossland Investments, Ltd. are held by The Flecto Company, Inc.

Harry A. Crossland Investments, Ltd. owns 100% of the outstanding shares of Crossland Distributors Ltd., a Canadian corporation.

RPM Canada, a General Partnership owns 100% of the outstanding shares of Tremco Limited, a United Kingdom corporation.

RPM Canada, a General Partnership owns 100% of the outstanding shares of Euclid Admixture Canada Inc., a Canadian corporation.

Tremco Limited owns 100% of the outstanding shares of OY Tremco Ltd., a Finnish corporation and 100% of the outstanding shares of each of Tretolbond Limited., Tretol Group Limited and Tretol Limited, all United Kingdom corporations.

RPM Canada Company owns 10% of the outstanding shares of DAP Chile S.A., a Chilean corporation. The remaining 90% of the outstanding shares of DAP Chile S.A. are held by DAP Products Inc.

RPM Canada Company owns 100% of the outstanding shares of RPM/Europe B.V., a Netherlands corporation.

RPM/Europe B.V. owns 100% of the outstanding shares of Rust-Oleum Netherlands B.V., StonCor Benelux B.V., and Tremco B.V., all Netherlands corporations, and RPOW U.K. Limited, a United Kingdom corporation.

RPM/Europe B.V. owns 96.04% of the outstanding shares of RPM/Belgium N.V., a Belgian corporation. The remaining 3.96% of the outstanding shares of RPM/Belgium N.V. are held by Tremco Incorporated.

RPM/Belgium N.V. owns 99.8% of the outstanding shares of Monile France S.A.R.L., a French corporation. The remaining .2% of the outstanding shares of Monile France S.A.R.L. are held by RPM/Lux Consult S.A.

RPM/Belgium N.V. owns 96% of the outstanding shares of Alteco Chemical S.A., a Portuguese corporation. Of the remaining outstanding shares of Alteco Chemical S.A., 1% are held by Alteco Technik GmbH and 3% are held by three directors of Alteco Chemical S.A.

RPM/Europe B.V. owns 99.99% of the outstanding shares of RPOW France S.A., a French corporation. The remaining .01% of the outstanding shares of RPOW France S.A. are held by the directors of RPOW France S.A.

RPM/Europe B.V. owns .72% of the outstanding shares of APSA S.p.A., an Italian corporation. Of the remaining outstanding shares of APSA S.p.A., 85.71% are held by Radiant Color N.V. and 13.57% are held by RPOW France S.A.

RPOW France S.A. owns 13.57% of the outstanding shares of APSA S.p.A., an Italian corporation. Of the remaining outstanding shares of APSA S.p.A., 85.71% are held by Radiant Color N.V. and .72% are held by RPM/Europe B.V.

RPOW France S.A. owns 99.40% of the outstanding shares of Corroline France S.A., a French corporation. The remaining .60% of the outstanding shares of Corroline France S.A. are held by the directors of Corroline France S.A.

RPOW France S.A. owns 99.90% of the outstanding shares of Rust-Oleum France S.A., a French corporation. The remaining .10% of the outstanding shares of Rust-Oleum France S.A. are held by the directors of Rust-Oleum France S.A.

RPOW France S.A. owns 99.90% of the outstanding shares of Stonhard France S.A.S., a French corporation. The remaining .10% of the outstanding shares are held by the directors of Stonhard France S.A.S.

RPOW U.K. Limited owns 100% of the outstanding shares of each of Bondo U.K. Limited, Carboline U.K. Limited, Chemspec Europe Limited, Dryvit U.K. Limited, Fibergrate Composite Structures Limited, Mantrose U.K. Limited, RPM Holdings UK Limited, Rust-Oleum U.K. Limited and Stonhard U.K. Limited, all United Kingdom corporations, and Stonhard (Ireland) Limited, an Irish corporation.

Mantrose U.K. Limited owns 100% of the outstanding shares of each of Agricoat Industries Limited and Wm. Zinsser Limited, both United Kingdom corporations.

RPM Holdings UK Limited owns 100% of the outstanding shares of Dore Holdings Limited, a United Kingdom corporation.

Dore Holdings Limited owns 100% of the outstanding shares of each of Amtred Limited and Nullifire Limited, both United Kingdom corporations.

Nullifire Limited owns 100% of the outstanding shares of Intumescent Technologies Limited, a Cyprus Corporation.

RPM Canada Company owns 94% of the outstanding shares of StonCor (Deutschland) GmbH, a German corporation. The remaining 6% of the outstanding shares of StonCor (Deutschland) GmbH are held by Parklin Management Group, Inc.

StonCor (Deutschland) GmbH owns 100% of the outstanding shares of Alteco Technik GmbH, a German corporation.

Alteco Technik GmbH owns 1% of the outstanding shares of Alteco Chemical S.A., a Portuguese company. Of the remaining outstanding shares of Alteco Chemical S.A., 96% are held by RPM/Belgium N.V. and 3% are held by three directors of Alteco Chemical S.A.

RPM, Inc. owns .32% of the outstanding shares of Radiant Color N.V., a Belgian corporation. The remaining 99.68% of the outstanding shares of Radiant Color N.V. are held by RPM/Europe B.V.

Radiant Color N.V. owns 99.99% of the outstanding shares of Martin Mathys N.V., a Belgian corporation. The remaining .01% of the outstanding shares of Martin Mathys N.V. are held by RPM/Belgium N.V.

Radiant Color N.V. owns 85.71% of the outstanding shares of APSA S.p.A., an Italian corporation. Of the remaining outstanding shares of APSA S.p.A., 13.57% are held by RPOW France S.A. and .72% are held by Radiant Color N.V.

RPM, Inc. owns 88% of the outstanding shares of RPM/Lux Consult S.A., a Luxembourg corporation. The remaining 12% of the outstanding shares of RPM/Lux Consult S.A. are held by Tremco Incorporated.

RPM/Lux Consult S.A. owns .2% of the outstanding shares of Monile France S.A.R.L., a French corporation. The remaining 99.8% of the outstanding shares of Monile France S.A.R.L. are held by RPM/Belgium N.V.

(2) Carboline International Corporation owns 49% of Carboline Korea Ltd.; 45% of Carboline Norge A/S; 49% of StonCor Middle East LLC; 33.33% of Japan Carboline Company Ltd.; and 40% of CDC Carboline (India) Ltd.

(3) Consolidated Coatings Corporation owns 100% of the outstanding Series A Preferred Stock (non-voting) of RPM Funding Corporation, a Delaware corporation. The remaining outstanding shares of RPM Funding Corporation are held as follows:
100% of the outstanding voting

Common Stock by RPM, Inc.; 100% of the outstanding Series B Preferred Stock (non-voting) by DAP Products Inc.; 100% of the outstanding Series C Preferred Stock (non-voting) by The Euclid Chemical Company; 100% of the outstanding Series D Preferred Stock (non-voting) by Republic Powdered Metals, Inc.; 100% of the outstanding Series E Preferred Stock (non-voting) by Rust-Oleum Corporation; 100% of the outstanding Series F Preferred Stock (non-voting) by The Testor Corporation; 100% of the outstanding Series G Preferred Stock (non-voting) by Tremco Incorporated; 100% of the outstanding Series H Preferred Stock (non-voting) by Weatherproofing Technologies, Inc.; and 100% of the Series I Preferred Stock (non-voting) by Zinsser Co., Inc.

(4) DAP Products Inc. owns 100% of the outstanding Series B Preferred Stock (non-voting) of RPM Funding Corporation, a Delaware corporation. The remaining outstanding shares of RPM Funding Corporation are held as follows: 100% of the outstanding voting Common Stock by RPM, Inc.; 100% of the outstanding Series A Preferred Stock (non-voting) by Consolidated Coatings Corporation; 100% of the outstanding Series C Preferred Stock (non-voting) by The Euclid Chemical Company; 100% of the outstanding Series D Preferred Stock (non-voting) by Republic Powdered Metals, Inc.; 100% of the outstanding Series E Preferred Stock (non-voting) by Rust-Oleum Corporation; 100% of the outstanding Series F Preferred Stock (non-voting) by The Testor Corporation; 100% of the outstanding Series G Preferred Stock (non-voting) by Tremco Incorporated; 100% of the outstanding Series H Preferred Stock (non-voting) by Weatherproofing Technologies, Inc.; and 100% of the Series I Preferred Stock (non-voting) by Zinsser Co., Inc.

DAP Products Inc. owns 90% of the outstanding shares of DAP Chile S.A., a Chilean corporation. The remaining 10% of the outstanding shares of DAP Chile S.A. are held by RPM Canada Company.

DAP Products Inc. owns 94% of the outstanding shares of Portazul, S.A., a Dominican Republic corporation. The remaining 6% of the outstanding shares of Portazul, S.A. are held by the directors of Portazul, S.A.

(5) Dryvit Systems, Inc. owns 8.40% of the outstanding shares of RPM Holdco Corp., a Delaware corporation. The remaining outstanding shares of RPM Holdco Corp. are held by RPM, Inc., The Euclid Chemical Company, RPM Wood Finishes Group, Inc., StonCor Group, Inc. and Tremco Incorporated.

Dryvit Systems, Inc. owns 88% of the outstanding shares of Beijing Dryvit Chemical Building Materials Co., Ltd., a Peoples Republic of China company.

(6) Republic Powdered Metals, Inc. owns 100% of the outstanding Series D Preferred Stock (non-voting) of RPM Funding Corporation, a Delaware corporation. The remaining outstanding shares of RPM Funding Corporation are held as follows:
100% of the outstanding voting Common Stock by RPM, Inc.; 100% of the outstanding Series A Preferred Stock (non-voting) by Consolidated Coatings Corporation; 100% of the outstanding Series B Preferred Stock (non-voting) by DAP Products Inc.; 100% of the outstanding Series C Preferred Stock (non-voting) by The Euclid Chemical Company; 100% of the outstanding Series E Preferred Stock (non-voting) by Rust-Oleum Corporation; 100% of the outstanding Series F Preferred Stock (non-voting) by

The Testor Corporation; 100% of the outstanding Series G Preferred Stock (non-voting) by Tremco Incorporated; 100% of the outstanding Series H Preferred Stock (non-voting) by Weatherproofing Technologies, Inc.; and 100% of the Series I Preferred Stock (non-voting) by Zinsser Co., Inc.

(7) Magnagro Industries Pte. Ltd. owns 90% of the outstanding shares of Shanghai Ban Lee Heng Construction Co., Ltd., a Chinese corporation.

(8) RPM Wood Finishes Group, Inc. owns 5.67% of the outstanding shares of RPM Holdco Corp., a Delaware corporation. The remaining outstanding shares of RPM Holdco Corp. are held by RPM, Inc., Dryvit Systems, Inc., The Euclid Chemical Company, StonCor Group, Inc. and Tremco Incorporated.

(9) Rust-Oleum Corporation owns 100% of the outstanding Series E Preferred Stock (non-voting) of RPM Funding Corporation, a Delaware corporation. The remaining outstanding shares of RPM Funding Corporation are held as follows: 100% of the outstanding voting Common Stock by RPM, Inc.; 100% of the outstanding Series A Preferred Stock (non-voting) by Consolidated Coatings Corporation; 100% of the outstanding Series B Preferred Stock (non-voting) by DAP Products Inc.; 100% of the outstanding Series C Preferred Stock (non-voting) by The Euclid Chemical Company; 100% of the outstanding Series D Preferred Stock (non-voting) by Republic Powdered Metals, Inc.; 100% of the outstanding Series F Preferred Stock (non-voting) by The Testor Corporation; 100% of the outstanding Series G Preferred Stock (non-voting) by Tremco Incorporated; 100% of the outstanding Series H Preferred Stock (non-voting) by Weatherproofing Technologies, Inc.; and 100% of the Series I Preferred Stock (non-voting) by Zinsser Co., Inc.

Rust-Oleum Corporation owns 99% of Rust-Oleum (Chile) Ltda, a Chilean limited liability company. The remaining 1% of the outstanding shares of Rust-Oleum (Chile) Ltda. are held by ROC Sales, Inc.

Rust-Oleum Corporation owns 99.992% of the outstanding shares of Rust-Oleum Argentina S.A., an Argentine corporation. The remaining .008% of the outstanding shares of Rust-Oleum Argentina S.A. are held by Rust-Oleum Sales Company, Inc.

(10) ROC Sales, Inc. owns 1% of the outstanding shares of Rust-Oleum (Chile) Ltda., a Chilean limited liability company. The remaining 99% of the outstanding shares of Rust-Oleum (Chile) Ltda. are held by Rust-Oleum Corporation.

(11) Rust-Oleum Sales Company, Inc. owns .008% of the outstanding shares of Rust-Oleum Argentina S.A., an Argentine corporation. The remaining 99.992% of the outstanding shares of Rust-Oleum Argentina S.A. are held by Rust-Oleum Corporation.

(12) StonCor Group, Inc. owns 6.33% of the outstanding shares of RPM Holdco Corp., a Delaware corporation. The remaining outstanding shares of RPM Holdco Corp. are held by RPM, Inc., Dryvit Systems, Inc., The Euclid Chemical Company, RPM Wood Finishes Group, Inc. and Tremco Incorporated.

StonCor Group, Inc. owns 99% of the outstanding shares of Stonhard S.A., a Luxembourg corporation. The remaining 1% of the outstanding shares of Stonhard S.A. are held by Parklin Management Group, Inc.

StonCor Group, Inc. owns 99.25% of the outstanding shares of Stonhard S.A. de C.V. Mexico, a Mexican corporation, and 99.99% of the outstanding shares of Stonhard de Mexico S.A. de C.V., a Mexican corporation.

Stonhard S.A. de C.V. Mexico owns 100% of the outstanding shares of Plasite S.A. de C.V. Mexico, a Mexican corporation and 100% of the outstanding shares of Stonhard S.A. de C.V., a Colombian corporation.

Stonhard de Mexico S.A. de C.V. owns 100% of the outstanding shares of Juarez Immobiliaria S.A. de C.V., a Mexican corporation.

StonCor Group, Inc. owns 80% of the outstanding shares of Multicolor S.A. Argentina I.yC., an Argentine corporation.

(13) Parklin Management Group, Inc. owns 6% of the outstanding shares of StonCor (Deutschland) GmbH, a German corporation. The remaining 94% of the outstanding shares of StonCor (Deutshland) GmbH are held by RPM Canada Company.

Parklin Management Group, Inc. owns 1% of the outstanding shares of Stonhard S.A., a Luxembourg corporation. The remaining 99% of the outstanding shares of Stonhard S.A. are held by StonCor Group, Inc.

(14) The Euclid Chemical Company owns 100% of the outstanding Series C Preferred Stock (non-voting) of RPM Funding Corporation, a Delaware corporation. The remaining outstanding shares of RPM Funding Corporation are held as follows:
100% of the outstanding voting Common Stock by RPM, Inc.; 100% of the outstanding Series A Preferred Stock (non-voting) by Consolidated Coatings Corporation; 100% of the outstanding Series B Preferred Stock (non-voting) by DAP Products Inc.; 100% of the outstanding Series D Preferred Stock (non-voting) by Republic Powdered Metals, Inc.; 100% of the outstanding Series E Preferred Stock (non-voting) by Rust-Oleum Corporation; 100% of the outstanding Series F Preferred Stock (non-voting) by The Testor Corporation; 100% of the outstanding Series G Preferred Stock (non-voting) by Tremco Incorporated; 100% of the outstanding Series H Preferred Stock (non-voting) by Weatherproofing Technologies, Inc.; and 100% of the Series I Preferred Stock (non-voting) by Zinsser Co., Inc.

The Euclid Chemical Company owns 1.26% of the outstanding shares of RPM Holdco Corp., a Delaware corporation. The remaining outstanding shares of RPM Holdco Corp. are held by RPM, Inc., Dryvit Systems, Inc., RPM Wood Finishes Group, Inc., StonCor Group, Inc. and Tremco Incorporated.

The Euclid Chemical Company owns 99.997% of the outstanding shares of Eucomex S.A. de C.V., a Mexican corporation. The remaining .003% of the outstanding shares of Eucomex S.A. de C.V. are held by Redwood Transport, Inc.

The Euclid Chemical Company owns 49% of the outstanding shares of Toxement S.A., a Colombian corporation. Redwood Transport, Inc. and Euclid Chemical International Sales Corp. each own .0025% of the outstanding shares of Toxement S.A. Grandcourt N.V. owns 50.99% of the outstanding shares of Toxement S.A.

(15) Euclid Chemical International Sales Corp. owns .0025% of the outstanding shares of Toxement S.A., a Colombian corporation.

(16) Grandcourt N.V. owns 50.99% of the outstanding shares of Toxement S.A., a Colombian corporation.

(17) Redwood Transport, Inc. owns .003% of the outstanding shares of Eucomex S.A. de C.V., a Mexican corporation. The remaining 99.997% of the outstanding shares of Eucomex S.A. de C.V. are held by The Euclid Chemical Company.

Redwood Transport, Inc. owns .0025% of the outstanding shares of Toxement S.A., a Colombian corporation.

(18) The Flecto Company, Inc. owns 79% of the outstanding shares of Harry A. Crossland Investments, Ltd., a Nevada corporation. The remaining 21% of the outstanding shares of Harry A. Crossland Investments, Ltd. are held by RPM Canada Company.

Harry A. Crossland Investments, Ltd. owns 100% of the outstanding shares of Crossland Distributors Ltd., a Canadian corporation.

(19) The Testor Corporation owns 100% of the outstanding Series F Preferred Stock (non-voting) of RPM Funding Corporation, a Delaware corporation. The remaining outstanding shares of RPM Funding Corporation are held as follows:
100% of the outstanding voting Common Stock by RPM, Inc.; 100% of the outstanding Series A Preferred Stock (non-voting) by Consolidated Coatings Corporation; 100% of the outstanding Series B Preferred Stock (non-voting) by DAP Products Inc.; 100% of the outstanding Series C Preferred Stock (non-voting) by The Euclid Chemical Company; 100% of the outstanding Series D Preferred Stock (non-voting) by Republic Powdered Metals, Inc.; 100% of the outstanding Series E Preferred Stock (non-voting) by Rust-Oleum Corporation; 100% of the outstanding Series G Preferred Stock (non-voting) by Tremco Incorporated; 100% of the outstanding Series H Preferred Stock (non-voting) by Weatherproofing Technologies, Inc.; and 100% of the Series I Preferred Stock (non-voting) by Zinsser Co., Inc.

(20) Tremco Incorporated owns 100% of the outstanding Series G Preferred Stock (non-voting) of RPM Funding Corporation, a Delaware corporation. The remaining outstanding shares of RPM Funding Corporation are held as follows: 100% of the outstanding voting Common Stock by RPM, Inc.; 100% of the outstanding Series A Preferred Stock (non-voting) by Consolidated Coatings Corporation; 100% of the outstanding Series B Preferred Stock (non-voting) by DAP Products Inc.; 100% of the outstanding Series C Preferred Stock (non-voting) by The Euclid Chemical Company; 100% of the outstanding Series D Preferred Stock (non-voting) by Republic

Powdered Metals, Inc.; 100% of the outstanding Series E Preferred Stock (non-voting) by Rust-Oleum Corporation; 100% of the outstanding Series F Preferred Stock (non-voting) by The Testor Corporation; 100% of the outstanding Series H Preferred Stock (non-voting) by Weatherproofing Technologies, Inc.; and 100% of the Series I Preferred Stock (non-voting) by Zinsser Co., Inc.

Tremco Incorporated owns 44.67% of the outstanding shares of RPM Holdco Corp., a Delaware corporation. The remaining outstanding shares of RPM Holdco Corp. are held by RPM, Inc., Dryvit Systems, Inc., The Euclid Chemical Company, RPM Wood Finishes Group, Inc. and StonCor Group, Inc.

Tremco Incorporated owns 3.96% of the outstanding shares of RPM/Belgium N.V., a Belgian corporation. The remaining 96.04% of the outstanding shares of RPM/Belgium N.V. are held by RPM/Europe B.V.

RPM/Belgium N.V. owns 99.8% of the outstanding shares of Monile France S.A.R.L., a French corporation. The remaining .2% of the outstanding shares of Monile France S.A.R.L. are held by RPM/Lux Consult S.A.

RPM/Belgium N.V. owns 96% of the outstanding shares of Alteco Chemical S.A., a Portuguese corporation. Of the remaining outstanding shares of Alteco Chemical S.A., 1% are held by Alteco Technik GmbH and 3% are held by three directors of Alteco Chemical S.A.

Tremco Incorporated and Weatherproofing Technologies, Inc. each own .0025% of the outstanding shares of Toxement S.A., a Colombian corporation.

Tremco Incorporated owns 50% of the outstanding shares of Sime Tremco Sdn. Bhd., a Malaysian corporation.

Sime Tremco Sdn. Bhd. Owns 100% of the outstanding shares of each of Sime Tremco (Malaysia) Sdn. Bhd. and Sime Tremco Specialty Chemicals Sdn, Bhd., both Malaysian corporations.

Tremco Incorporated owns 99.999% of the outstanding shares of Tremco Far East Limited, a Hong Kong corporation. The remaining .001% of the outstanding shares of Tremco Far East Limited are held by a director of Tremco Far East Limited.

Tremco Far East Limited owns 100% of the outstanding shares of Tremco (Malaysia) Sdn. Bhd., a Malaysian corporation.

Tremco Incorporated owns 12% of the outstanding shares of RPM/Lux Consult S.A., a Luxembourg corporation. The remaining 88% of the outstanding shares of RPM/Lux Consult S.A. are held by RPM, Inc.

RPM/Lux Consult S.A. owns .2% of the outstanding shares of Monile France S.A.R.L., a French corporation. The remaining 99.8% of the outstanding shares of Monile France S.A.R.L. are held by RPM/Belgium N.V.

(21) Weatherproofing Technologies, Inc. owns 100% of the outstanding Series H Preferred Stock (non-voting) of RPM Funding Corporation, a Delaware corporation. The remaining outstanding shares of RPM Funding Corporation are held as follows:
100% of the outstanding voting Common Stock by RPM, Inc.; 100% of the outstanding Series A Preferred Stock (non-voting) by Consolidated Coatings Corporation; 100% of the outstanding Series B Preferred Stock (non-voting) by DAP Products Inc.; 100% of the outstanding Series C Preferred Stock (non-voting) by The Euclid Chemical Company; 100% of the outstanding Series D Preferred Stock (non-voting) by Republic Powdered Metals, Inc.; 100% of the outstanding Series E Preferred Stock (non-voting) by Rust-Oleum Corporation; 100% of the outstanding Series F Preferred Stock (non-voting) by The Testor Corporation; 100% of the outstanding Series G Preferred Stock (non-voting) by Tremco Incorporated; and 100% of the Series I Preferred Stock (non-voting) by Zinsser Co., Inc. Weatherproofing Technologies, Inc. owns .0025% of the outstanding shares of Toxement S.A., a Colombian corporation.

(22) Zinsser Co., Inc. owns 100% of the outstanding Series I Preferred Stock (non-voting) of RPM Funding Corporation, a Delaware corporation. The remaining outstanding shares of RPM Funding Corporation are held as follows: 100% of the outstanding voting Common Stock by RPM, Inc.; 100% of the outstanding Series A Preferred Stock (non-voting) by Consolidated Coatings Corporation; 100% of the outstanding Series B Preferred Stock (non-voting) by DAP Products Inc.; 100% of the outstanding Series C Preferred Stock (non-voting) by The Euclid Chemical Company; 100% of the outstanding Series D Preferred Stock (non-voting) by Republic Powdered Metals, Inc.; 100% of the outstanding Series E Preferred Stock (non-voting) by Rust-Oleum Corporation; 100% of the outstanding Series F Preferred Stock (non-voting) by The Testor Corporation; 100% of the outstanding Series G Preferred Stock (non-voting) by Tremco Incorporated; and 100% of the Series H Preferred Stock (non-voting) by Weatherproofing Technologies, Inc.